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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934

December 7, 2004
 (Date of earliest event reported)

ALDERWOODS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33277 (Commission File Number)	52-1522627 (IRS Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio 45202
 (Address of principal executive offices, including zip code)

(513) 768-7400
 (Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On December 6, 2004, Alderwoods Group, Inc., a Delaware corporation (the "Company"), issued a press release announcing the execution of an amendment to the Credit Agreement, which amendment is dated as of December 3, 2004, among the Company, Bank of America, N.A., as Administrative Agent, and the other banks, financial institutions and other institutional lenders party thereto. Pursuant to the amendment, the interest rate for the Term Loan B was reduced from LIBOR plus 2.75% to LIBOR plus 2.00%. A copy of the amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Bank of America, N.A. and its affiliates have provided and may in the future provide certain financial advisory and investment banking services in the ordinary course of business for the Company, for which they receive customary fees and expenses.

Item 8.01.    Other Events.

        In the December 6, 2004 press release described above, the Company announced that it has issued a notice to effect the redemption of the remaining aggregate principal amount of the Company's outstanding 12 1/4% Senior Notes due 2009. The Company anticipates effecting the redemption on January 3, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 to the Credit Agreement, dated as of December 3, 2004.
99.1	Press Release, dated December 6, 2004

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALDERWOODS GROUP, INC. (Registrant)
	By	/s/ ELLEN NEEMAN Ellen Neeman Senior Vice President, Legal & Compliance
December 7, 2004

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to the Credit Agreement, dated as of December 3, 2004.
99.1	Press Release, dated December 6, 2004

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